Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333- ) of Cysive, Inc. Employee Stock Purchase Plan of our report dated January 31, 2000, with respect to the financial statements and schedule of Cysive, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission on February 22, 2000.

                                                    /s/ Ernst & Young LLP

McLean, Virginia
April 20, 2000